UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

BFC Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

April 28, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on May 23, 2016 at 11:00 a.m., local time, at the Bank of America Building, Community Room (Main Floor), 401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely, Jarett S. Levan Acting Chairman and Chief Executive Officer

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 23, 2016

Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at the Bank of America Building, Community Room (Main Floor), 401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, on May 23, 2016, commencing at 11:00 a.m., local time, for the following purposes:

1. To elect nine directors to the Company’s Board of Directors to serve until the Company’s 2017 Annual Meeting of Shareholders.

2. To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the section of the accompanying Proxy Statement entitled “Executive Compensation.”

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on April 8, 2016 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours, Jarett S. Levan Acting Chairman and Chief Executive Officer

Fort Lauderdale, Florida

April 28, 2016

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

PROXY STATEMENT

The Board of Directors of BFC Financial Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Bank of America Building, Community Room (Main Floor), 401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, on May 23, 2016 at 11:00 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 28, 2016.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of nine directors to the Company’s Board of Directors. In addition, shareholders will be asked to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as hereinafter defined), as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” Additionally, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will be available to report on the Company’s performance during the year ended December 31, 2015 and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on April 8, 2016 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 74,670,519 shares of Class A Common Stock and 13,718,928 shares of Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of Class A Common Stock and holders of Class B Common Stock will vote as one class on the election of directors and with respect to the non-binding advisory vote on Named Executive Officer compensation. Additionally, in most cases, holders of Class A Common Stock and holders of Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share on each matter, with all holders of Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Common Stock will be entitled to 19.30 votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4994 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

In addition, you may vote for or against, or abstain from voting on, the compensation of the Company’s Named Executive Officers. The proposal relating to the compensation of the Company’s Named Executive Officers is described in this Proxy Statement on page 37.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees and FOR the approval of the compensation of the Named Executive Officers.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees and FOR the approval of the compensation of the Named Executive Officers. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet. Third, you can attend the Annual Meeting and vote in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Common Stock and Class B Common Stock as one class is required for a director nominee to be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The compensation of the Company’s Named Executive Officers will be approved, on a non-binding advisory basis, if the votes cast for the proposal exceed the votes cast against the proposal.

Abstentions will not have any impact on this proposal, although they will be counted for purposes of determining whether or not a quorum exists.  Provided a quorum exists, failures to vote will also not have any impact on this proposal.  The vote on this proposal is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in street name, your broker, bank or other nominee may only vote your shares in its discretion on “routine matters.” Neither the proposal relating to the election of directors nor the proposal relating to the compensation of the Named Executive Officers is considered a “routine matter” under applicable rules and regulations. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting (“routine matters”) but does not have discretion to vote on other matters at the meeting (“non-routine matters”), the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.”

Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Company’s Board of Directors has determined that Darwin Dornbush, Oscar Holzmann, Alan J. Levy, Joel Levy, William Nicholson and Neil Sterling, who together comprise a majority of the Board, are independent. For purposes of making its independence determinations, the Board of Directors used the definition of “independence” set forth in the listing standards of the New York Stock Exchange (the “NYSE”). The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, as well as transactions and relationships between each director or his affiliates and members of the Company’s senior management or their affiliates, including the transactions and relationships described below. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues; and (iii) investments by directors in common with each other or the Company. Additionally, with respect to Mr. Holzmann, the Board of Directors considered that his daughter was an employee of KPMG LLP from February 2010 until October 2012 and rejoined KPMG LLP in May 2014. During October 2013, Renin Holdings LLC, a joint venture entity owned 19% by the Company and 81% by BBX Capital Corporation (“BBX Capital”), through acquisition subsidiaries, acquired substantially all of the assets of Renin Corp. BBX Capital subsequently engaged KPMG LLP to audit the historical financial statements of Renin Corp. and its consolidated subsidiaries. The Company holds an approximately 81% equity interest and 90% voting interest in BBX Capital.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bfcfinancial.com, and each is available in print, without charge, to shareholders.

The Board met nineteen times during 2015. Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served during 2015. The Company has no formal policy requiring directors to attend the Company’s annual meeting of shareholders. Five of the Company’s then-serving directors attended the Company’s 2015 Annual Meeting of Shareholders.

The Audit Committee

Joel Levy, Chairman, Oscar Holzmann and William Nicholson serve as the members of the Audit Committee. The Board has determined that each of Messrs. Joel Levy, Holzmann and Nicholson is “financially literate” and “independent,” within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and regulations, and that each of Messrs. Joel Levy and Holzmann is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee met nine times during 2015.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 39.

The Compensation Committee

Neil Sterling, Chairman, Darwin Dornbush and William Nicholson serve as the members of the Compensation Committee. The Board has determined that each of Messrs. Sterling, Dornbush and Nicholson is “independent,” a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director,” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met seven times during 2015.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer. The Compensation Committee also administers the Company’s equity-based compensation plans. Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. A report from the Compensation Committee is included in this Proxy Statement on page 22.

The Nominating/Corporate Governance Committee

Oscar Holzmann, Chairman, Alan J. Levy and Neil Sterling serve as the members of the Nominating/Corporate Governance Committee. The Board has determined that each of Messrs. Holzmann, Alan Levy and Sterling is “independent”. The Nominating/Corporate Governance Committee met three times during 2015.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the

Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2017 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 23, 2017 and February 22, 2017 or (ii) if the Company’s 2017 Annual Meeting of Shareholders is held more than 30 days before or after May 23, 2017, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board.

Alan B. Levan held the dual position of Chairman and Chief Executive Officer from 1978 until his resignation from such positions on December 22, 2015. In connection with Mr. Alan Levan’s resignation, Jarett S. Levan, Executive Vice President of the Company and a member of the Company’s Board of Directors, was appointed by the Board of Directors to serve as the Company’s Acting Chairman and Chief Executive Officer. Mr. Alan Levan remains with the Company in the non-executive role of Founder and focuses on strategic planning as an advisor to management and the Board of Directors. Mr. Jarett Levan is the son of Mr. Alan Levan.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to assure that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2015, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Neil Sterling was the presiding director for the executive sessions. The non-management directors have scheduled future meetings to be held at least annually, and may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at the Company’s principal executive offices at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bfcfinancial.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Compensation Committee Interlocks and Insider Participation

As described above, the Board of Directors has designated directors Neil Sterling, Chairman, Darwin Dornbush and William Nicholson, none of whom are current or former officers or employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. There are no interlocking or other relationships or transactions involving the members of the Compensation Committee required to be disclosed under Item 407(e)(4) of Regulation S-K of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2015.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than fifteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of nine directors.

All nine of the Company’s current directors have been nominated for re-election at the Annual Meeting to serve for a term expiring at the Company’s 2017 Annual Meeting of Shareholders. Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee or director continuing in office has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

JARETT S. LEVAN	Director since 2009

Jarett S. Levan, age 42, was appointed Acting Chairman, Chief Executive Officer and President of the Company during December 2015. He has served as a member of the Company’s Board of Directors since September 2009 and was appointed to serve as Executive Vice President of the Company during April 2011. Mr. Jarett Levan is the President and a director of BBX Capital, and he was appointed Acting Chairman and Chief Executive Officer of BBX Capital during December 2015. He served as the Chief Executive Officer and President of BankAtlantic until July 2012 when BankAtlantic was sold to BB&T Corporation (“BB&T”). Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Fort Lauderdale Museum of Art, the Community Foundation of Broward, the Greater Fort Lauderdale Alliance, the Broward Workshop, the Broward County Cultural Council and the Ambassadors Board of Nova Southeastern University. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his executive and director positions at BBX Capital and other affiliates and subsidiaries, allow him to provide insight to the Board with respect to the Company’s business and affairs.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 72, has served as Vice Chairman of the Company since 1993 and Vice Chairman of BBX Capital since 1994. He served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. During December 2015, Mr. Abdo was appointed Acting Chairman of the Board of Bluegreen Corporation (“Bluegreen”). Mr. Abdo served as Vice Chairman of the Board of Bluegreen since 2002. Bluegreen was a publicly traded company with common stock listed on the NYSE until April 2013 when Bluegreen became a wholly-owned subsidiary of Woodbridge Holdings, LLC (“Woodbridge”) as a result of a cash merger transaction pursuant to which Woodbridge acquired all of the shares of Bluegreen’s common stock not previously owned by Woodbridge (the “Woodbridge-Bluegreen Merger”). The Company and BBX Capital own 54% and 46%, respectively, of Woodbridge. Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (“PACA”) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive experience as part of the Florida business community and his knowledge of the business and affairs of the Company and its subsidiaries based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional knowledge and perspective to the Board.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 86, is an attorney in private practice. He served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his previous memberships on public company boards.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 73, has been an Associate Professor of Accounting at the University of Miami School of Business since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974. The Company’s Board of Directors believes that Mr. Holzmann’s background gives him a unique perspective and position to contribute to the Board. His accounting and financial knowledge also make him a valuable member of the Company’s Audit Committee.

ALAN J. LEVY	Director since 2009

Alan J. Levy, age 76, is the founder and, since 1980, has served as the President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fresh fruits and vegetables. The Company’s Board of Directors believes that Mr. Levy’s leadership skills and business experience gained from his service as the President and Chief Executive Officer of Great American Farms enhances the Board.

JOEL LEVY	Director since 2009

Joel Levy, age 76, is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. The Company’s Board of Directors believes that Mr. Levy’s experience relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 70, has served as a principal of Heritage Capital Group, an investment banking firm, since May 2010. He also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues.

NEIL STERLING	Director since 2003

Neil Sterling, age 64, has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the principal of SRG Technology, LLC, a software development and sales company, and New River Consulting Group, LLC, a business development consulting firm. As a business consultant and executive, the Company’s Board of Directors believes that Mr. Sterling brings strategic insight to the Board, both with respect to the Company’s business and investments as well as emerging business models.

SETH M. WISE	Director since 2009

Seth M. Wise, age 46, has served as a director and Executive Vice President of the Company since September 2009. Mr. Wise was appointed to serve as Executive Vice President of BBX Capital during August 2012. Since July 2005, Mr. Wise has served as President of Woodbridge (including its predecessor, Woodbridge Holdings Corporation) after serving as its Executive Vice President since September 2003. He also previously was Vice President of Abdo Companies, Inc. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the Company’s, BBX Capital’s and Woodbridge’s operations based on his executive positions at those companies.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company:

Name	Position
Jarett S. Levan	Acting Chairman, Chief Executive Officer and President; Executive Vice President
John E. Abdo	Vice Chairman
Seth M. Wise	Executive Vice President and Director
Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for each of the Company’s executive officers other than Mr. Lopez is set forth in “Proposal No. 1 – Election of Directors” above.

Raymond S. Lopez, age 41, joined the Company as Executive Vice President, Chief Financial Officer and Chief Accounting Officer on March 17, 2015. Since March 17, 2015, Mr. Lopez has also served as Chief Financial Officer of BBX Capital. Prior to joining the Company, Mr. Lopez served as an officer of Bluegreen. He joined Bluegreen as its Controller in 2004 and was promoted to Chief Accounting Officer and Vice President of Bluegreen in 2005 and to Senior Vice President of Bluegreen in 2007. Prior to joining Bluegreen, Mr. Lopez worked in various capacities at Office Depot, Inc. and Arthur Andersen LLP. Mr. Lopez is a Certified Public Accountant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Transactions

The Company has a policy for the review and approval of transactions in which the Company is to be a participant, where the amount involved exceeds or is expected to exceed $120,000 annually, and in which any of the Company’s directors or executive officers, or any of their immediate family members, will have a direct or indirect material interest. Any such related party transaction is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party.

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the review and approval of related party transactions relating to directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee. In reviewing related party transactions, the Nominating/Corporate Governance Committee or the Audit Committee, as applicable, evaluates the terms of the related party transaction, including an assessment of the arms-length nature of the terms, and may evaluate and consider other factors that it deems appropriate with respect to the transaction.

Related Transactions

The Company may be deemed to be controlled by Alan B. Levan, the Company’s former Chairman, Chief Executive Officer and President, and John E. Abdo, the Company’s Vice Chairman. Together, Mr. Alan Levan and Mr. Abdo may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 76% of the Company’s total voting power. See “Security Ownership of Certain Beneficial Owners and Management” below for further information with respect to the share ownership of each of Mr. Alan Levan and Mr. Abdo.

The Company holds shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing an approximately 81% equity interest and 90% voting interest in BBX Capital. The Company and BBX Capital own 54% and 46%, respectively, of Woodbridge, which is the sole shareholder of Bluegreen. Jarett S. Levan, the son of Mr. Alan Levan, is the Acting Chairman, Chief Executive Officer and President of the Company. Mr. Jarett Levan is also the President and Acting Chairman and Chief Executive Officer of BBX Capital. In addition, John E. Abdo is the Vice Chairman of BBX Capital. Mr. Abdo also served as Vice Chairman of Bluegreen since 2002, and during December 2015, he was appointed to serve as Acting Chairman of Bluegreen. Mr. Alan Levan served as Chairman and Chief Executive Officer of BBX Capital and Chairman of Bluegreen until December 2015. Further, Seth M. Wise is an executive officer and director of the Company and an executive officer of BBX Capital. Raymond S. Lopez is an executive officer of the Company and BBX Capital and he previously served as

Chief Accounting Officer and Senior Vice President of Bluegreen. John K. Grelle served as an executive officer of the Company and BBX Capital until his retirement on March 17, 2015. See “Executive Compensation” below for information regarding the compensation paid by the Company, BBX Capital and Bluegreen to Mr. Jarett Levan, Mr. Abdo, Mr. Alan Levan, Mr. Wise, Mr. Lopez and Mr. Grelle, as applicable, for the years ended December 31, 2015, 2014 and 2013.

During April 2013, BBX Capital invested $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. The Company continues to hold the remaining 54% of Woodbridge’s outstanding equity interests. BBX Capital’s investment in Woodbridge consisted of $60 million in cash and a promissory note in Woodbridge’s favor in the principal amount of $11.75 million. The promissory note had a term of five years, accrued interest at a rate of 5% per annum and provided for payments of interest only on a quarterly basis during the term of the promissory note, with all outstanding amounts being due and payable at the end of the five-year term. During 2015, Woodbridge recognized approximately $418,000 of interest income under the note. BBX Capital repaid the note in full during September 2015. In connection with BBX Capital’s investment in Woodbridge, the Company and BBX Capital entered into an Amended and Restated Operating Agreement of Woodbridge, which sets forth the Company’s and BBX Capital’s respective rights as members of Woodbridge and provides for, among other things, required unanimity on certain specified “major decisions” and for distributions from Woodbridge to be made on a pro rata basis in accordance with the Company’s and BBX Capital’s respective percentage equity interests in Woodbridge.

The following table presents information relating to shared services arrangements between the Company, BBX Capital and Bluegreen, and an information technology services agreement between the Company and BBX Capital for the year ended December 31, 2015 (in thousands).

	For the Year Ended December 31, 2015
	BFC	BBX Capital	Bluegreen
Shared service income (expense)	$627	(198)	(429)
Facilities cost and information technology	$(419)	419	—

In December 2012, the Company entered into an agreement with BBX Capital pursuant to which BBX Capital provides office facilities to the Company at BBX Capital’s and the Company’s principal executive offices. Under the terms of the agreement, the Company reimburses BBX Capital at cost for certain costs and expenses related to the office facilities provided, which totaled $419,000 during the year ended December 31, 2015.

Beginning in 2013, employees of the Company and BBX Capital were provided health insurance under policies maintained by Bluegreen. Bluegreen was reimbursed at cost for this expense, which, for the year ended December 31, 2015, totaled $193,000 with respect to the Company and $1,150,000 with respect to BBX Capital. This arrangement was terminated in January 2016.

During the year ended December 31, 2015, Bluegreen paid a subsidiary of the Company approximately $600,000 for a variety of management advisory services.

On April 30, 2015, the Company consummated a cash tender offer pursuant to which it purchased from the shareholders of BBX Capital a total of 4,771,221 shares of BBX Capital’s Class A Common Stock, at a purchase price of $20.00 per share, for a total purchase price of approximately $95.4 million. On April 17, 2015, the Company entered into a Loan Agreement and Promissory Note with a wholly owned subsidiary of Bluegreen pursuant to which Bluegreen’s subsidiary provided an $80 million loan to the Company to finance, in part, the Company’s purchase of shares of BBX Capital’s Class A Common Stock in the tender offer. Amounts outstanding on the loan bear interest at a rate of 10% per annum. Payments of interest are required on a quarterly basis, with all outstanding amounts being due and payable at the end of the five-year term of the loan. The Company is permitted to prepay the loan in whole or in part at any time, and prepayments will be required, to the extent necessary, in order for Bluegreen or its subsidiaries to remain in compliance with covenants under their outstanding indebtedness. During the year ended December 31, 2015, Bluegreen recognized $5.6 million of interest income on the loan.

On September 4, 2015, the Company entered into Share Exchange Agreements with Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise (collectively, the “BBX Capital RSU Holders”) as holders of restricted stock units of Class A Common Stock of BBX Capital (“BBX Capital RSUs”).  Pursuant to the Share Exchange Agreements, (a) each BBX Capital RSU Holder granted the Company the option to acquire, simultaneously with the vesting of each BBX Capital RSU, some or all of the shares of BBX Capital’s Class A Common Stock which, absent the Share Exchange Agreement, would (after withholding) have been received by the BBX Capital RSU Holder upon the vesting of the BBX Capital RSU and (b) the Company agreed to issue to the BBX Capital RSU Holder shares of the Company’s Class A Common Stock or Class B Common Stock having an aggregate market value equal to the aggregate market value of the shares of BBX Capital’s Class A Common Stock acquired by the Company upon the option exercise. Pursuant to the Share Exchange Agreements, the market value of the shares of the Company’s Class A Common Stock and Class B Common Stock and of BBX Capital’s Class A Common Stock is the closing price of the applicable class of stock on the trading day immediately preceding the date of closing of the share exchange.

On September 1, 2015, the Company’s Board of Directors approved (a) the exercise in full of the Company’s options with respect to all of the BBX Capital RSUs held by the BBX Capital RSU Holders which vested on September 30, 2015 and (b) the issuance of shares of the Company’s Class B Common Stock in exchange therefor.   In connection with this option exercise, on September 30, 2015, the Company issued a total of 1,218,476 shares of its Class B Common Stock to the BBX Capital RSU Holders and received a total of 221,821 shares of BBX Capital’s Class A Common Stock in exchange therefor.  The share exchanges were effected simultaneously with the vesting of the applicable BBX Capital RSUs on September 30, 2015 and were based on the closing prices of the Company’s Class B Common Stock and BBX Capital’s Class A Common Stock on September 29, 2015 of $2.88 per share and $15.82 per share, respectively. The following table sets forth the number of shares of the Company’s Class B Common Stock issued to each BBX Capital RSU Holder on September 30, 2015 and the number of shares of BBX Capital’s Class A Common Stock which the Company received in exchange therefor.

BBX Capital RSU Holder	Number of Shares of the Company’s Class B Common Stock Issued to the BBX Capital RSU Holder	Number of Shares of BBX Capital’s Class A Common Stock Received by the Company
Alan B. Levan	405,624	73,843
John E. Abdo	405,624	73,843
Jarett S. Levan	204,413	37,213
Seth M. Wise	202,815	36,922
Total	1,218,476	221,821

On May 8, 2015, the Company, BBX Capital, Woodbridge, Bluegreen and their respective subsidiaries entered into an Agreement to Allocate Consolidated Income Tax Liability and Benefits (the “Consolidated Tax Agreement”) pursuant to which, among other customary terms and conditions, the parties agreed to file consolidated federal tax returns.  Pursuant to the Consolidated Tax Agreement, the parties calculate their respective income tax liabilities and attributes as if each of them were a separate filer.  If any tax attributes are used by another party to the Consolidated Tax Agreement to offset its tax liability, the party providing the benefit will receive an amount for the tax benefits realized.  During the year ended December 31, 2015, Bluegreen paid the Company $19.2 million pursuant to the Consolidated Tax Agreement.

The Company pays Abdo Companies, Inc. approximately $25,520 per month in exchange for Abdo Companies, Inc.’s provision of certain management services. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

EXECUTIVE COMPENSATION

compensation Discussion and Analysis

Executive Summary

The structure of the Company’s executive compensation program is intended to reflect the entrepreneurial nature of the Company’s business and its focus on long-term value creation. Performance and long-term value creation are sought to be rewarded through the components of the Company’s executive compensation program, including annual cash bonuses and stock awards that are earned over a multi-year period.

The Company’s principal holdings include its 81% equity interest in BBX Capital and its 54% equity interest in Woodbridge, which owns 100% of Bluegreen. During 2015, the Company’s financial results benefited from the accomplishment at BBX Capital and Bluegreen of numerous strategic objectives, including the following.

●	BBX Capital made significant progress in monetizing certain legacy real estate assets and utilized a portion of those proceeds to pay off BB&T Corporation’s remaining preferred interest in Florida Asset Resolution Group, LLC (“FAR”) four years in advance of the required repayment date. As a result, BBX Capital owns 100% of FAR.

●	BBX Capital continued to aggressively manage and seek recoveries from its portfolio of legacy assets that had been charged off in prior years.
●	BBX Capital continued to pursue real estate developments and joint ventures with respect to its legacy assets as well as newly acquired real estate.
●	BBX Capital continued to execute its middle market business strategy during 2015, acquiring two additional companies, consolidating certain facilities in order to achieve operational efficiencies and recruiting key executives to provide new leadership to its operating companies.

●	Bluegreen continued the expansion of its “capital-light” business model, achieving higher levels of revenues and pre-tax income. Bluegreen’s “capital-light” business model involves activities that typically do not require the significant costs and capital investments generally incurred in connection with the acquisition and development of vacation ownership interests and Bluegreen’s traditional vacation ownership business. Bluegreen believes its “capital-light” business strategy enables it to leverage its expertise in resort management, sales and marketing, mortgage servicing, title services, and construction management to generate recurring revenues from third parties.

These and other accomplishments during 2015 generated positive financial results for the Company, including significant increases in consolidated revenues, net income, earnings per share and the Company’s book value, as well as an approximately 6.0% increase in the market price of the Company’s Class A Common Stock from December 31, 2014 through December 31, 2015.

The Compensation Committee monitored achievement of these strategic initiatives and other factors during the year. As a result of that process, the Compensation Committee determined that the Named Executive Officers substantially accomplished many of the objectives established for them in 2015. Accordingly, the Compensation Committee approved the payment of cash bonuses and made grants of restricted stock awards that are scheduled to vest over the next four years. Additional details are provided below; see especially “Annual Incentive Program” and “Long-Term Equity Compensation.”

Named Executive Officers

The following individuals were the Named Executive Officers (“NEOs”) of the Company during 2015:

Alan B. Levan	Chairman, Chief Executive Officer and President until December 22, 2015

Jarett S. Levan	Acting Chairman, Chief Executive Officer and President since December 22, 2015; Executive Vice President

John E. Abdo	Vice Chairman

Seth Wise	Executive Vice President

Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Accounting Officer since March 17, 2015

John K. Grelle	Executive Vice President, Chief Financial Officer and Chief Accounting Officer until March 17, 2015

Alan B. Levan resigned as Chairman, Chief Executive Officer and President, and as a director of the Company, effective December 22, 2015, but remains employed by the Company in a non-executive position as Founder and provides strategic advice to management and the Board of Directors of the Company. Jarett S. Levan, Executive Vice President of the Company, was appointed Acting Chairman, Chief Executive Officer and President of the Company, effective December 22, 2015. Mr. Jarett Levan is the son of Mr. Alan Levan.

John K. Grelle retired on March 17, 2015. Raymond S. Lopez was appointed to succeed Mr. Grelle as the Company’s Executive Vice President, Chief Financial Officer and Chief Accounting Officer, effective March 17, 2015.

Compensation Committee Oversight of Executive Compensation

The Compensation Committee of the Company’s Board of Directors administers the compensation program for the Company’s executive officers. The Compensation Committee evaluates and approves the base salaries, annual bonuses and equity awards and other compensation elements for each Named Executive Officer, including the Chief Executive Officer. The Compensation Committee also reviews and approves the Company’s executive compensation plans and policies.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board annually review and, if appropriate, revise the charter (or, in the case of the Compensation Committee, recommend to the full Board of Directors revisions to the charter). The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors under applicable law, including the specific independence requirements for compensation committee members. As previously described the Board of Directors used the independence requirements set forth in the listing standards of the NYSE in connection with its independence determinations. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. When necessary or requested, the Chairman of the Compensation Committee reports at Board meetings on Compensation Committee actions and recommendations.

Executive Compensation Consultants

The Compensation Committee has the authority to engage and retain executive compensation consultants and other advisors to assist with its deliberations. During 2015, the Compensation Committee did not engage the services of an executive compensation consultant.

Role of Management in Executive Compensation Decisions

The Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the Named Executive Officers. The Compensation Committee makes all compensation decisions for the Named Executive Officers, and the Compensation Committee reviews and approves recommendations regarding equity awards under the Company’s equity compensation plans. In reviewing the recommendations of the Chief Executive Officer, the Compensation Committee can exercise its discretion to approve, not approve or modify, upward or downward, any amounts or awards recommended by the Chief Executive Officer.

Consideration of Advisory Votes on Executive Compensation

At the Company’s 2013 Annual Meeting, holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 95% of votes cast voted in favor of the compensation provided to the Company’s Named Executive Officers for 2012. The Compensation Committee was pleased with the shareholders’ favorable endorsement of the Company’s executive compensation program.

In addition, at the Company’s 2013 Annual Meeting, holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 95% of the votes cast voted in favor of holding non-binding advisory votes on Named Executive Officer compensation every three years. The Board also believes that the say on pay proposal should be presented to a vote of the Company’s shareholders every three years because, among other things, a three-year period will allow the Company’s shareholders to better judge the Company’s executive compensation program in relation to performance over time and a three-year period will provide the Board with sufficient time to thoughtfully consider shareholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate. Accordingly, the Company did not hold an advisory vote on executive compensation at its 2014 or 2015 Annual Meetings. As previously described, the Company will hold an advisory vote on executive compensation at this year’s Annual Meeting. See “Proposal No. 2 - Non-Binding Advisory Vote on Named Executive Officer Compensation (Say on Pay).”

Although the advisory votes on executive compensation are not binding on the Company, the Compensation Committee intends to consider the outcomes of shareholder votes, as well as other feedback it may receive from shareholders regarding the compensation of Named Executive Officers.

Executive Compensation Philosophy and Objectives

The Company’s compensation program for executive officers consists of a base salary, cash bonuses under the Company’s annual incentive program, periodic grants of stock options or restricted stock awards, and health and welfare benefits.

The Compensation Committee believes that an effective executive compensation program should:

●	reinforce the Company’s business strategy;

●	reflect the Company’s entrepreneurial culture;

●	align the interests of the executive officers with those of shareholders;

●	reward performance and long-term value creation;

●	recognize the individual performance, skills and responsibilities of each executive officer; and

●	enable the Company to attract, retain, motivate and reward executive officers who have the experience and ability to conceive and successfully execute the Company’s business and investment strategy.

From time to time, the Compensation Committee reviews market data, but the Compensation Committee does not manage salaries or other components of executive compensation toward a specific market target. This is due to, among other things, the limited number of publicly traded companies comparable to the Company in terms of size and scope, as well as the entrepreneurial nature of the Company, the variability of performance across the Company’s holdings, and the Company’s focus on long-term value creation. Market information, when considered, is used to provide a context and frame of reference for making decisions.

Each of the Named Executive Officers also holds (or held, in the case of Alan B. Levan and John K. Grelle) an executive position at BBX Capital. During 2015, as in prior years, the Company’s Named Executive Officers also received compensation from BBX Capital for their services on behalf of BBX Capital, in addition to the compensation provided to them by the Company. See “Summary Compensation Table” for additional information. While the Compensation Committee does not determine the compensation paid by BBX Capital, the Compensation

Committee considers the fact that the Named Executive Officers allocate a portion of their time to BBX Capital when determining the compensation paid to them by the Company.

As described below under “Employment Agreements,” each of the Named Executive Officers, including Jarett S. Levan, the Company’s Acting Chief Executive Officer, and Alan B. Levan, the Company’s former Chief Executive Officer, have (or had in the case of John K. Grelle) employment agreements with the Company. The employment agreements, among other things, provide the structure of the compensation to be paid to them by the Company, including payments to which they may be entitled in connection with termination of their employment under certain circumstances such as following a “Change in Control” of the Company.

Components of Executive Compensation

The Company’s compensation program for the Named Executive Officers has been structured with a goal of achieving the objectives outlined above under “Executive Compensation Philosophy and Objectives.” For the fiscal year ended December 31, 2015, the principal components of compensation for the Named Executive Officers were:

●	base salary;

●	cash bonuses under the Company’s annual incentive program; and

●	long-term equity compensation.

Base Salary

Base salaries enable the Company to attract and retain leadership talent and are determined considering the applicable executive’s skills, experience, performance and potential relative to the responsibilities of his position.

The Compensation Committee believes that the base salaries paid by the Company are competitive with broad market practices based on periodic reviews of market data, trends in pay practices and the responsibilities of the Named Executive Officers. The Compensation Committee annually reviews the base salaries of the Named Executive Officers and makes decisions about any base salary increases after evaluating the Company’s performance and each executive officer’s contribution to those results. The Compensation Committee’s review also includes, among other things, the functional and decision-making responsibilities of each executive, the significance of an executive officer’s specific area of individual responsibility to the Company’s financial performance and strategic goals, and the contribution, experience and work performance of the executive officer relative to the Compensation Committee’s expectations as well as to other executive officers within the Company. The Compensation Committee also considers any recommendations from the Chief Executive Officer for adjustments to the base salaries of the other Named Executive Officers. Under the terms of their respective employment agreements, the base salary of a Named Executive Officer may not be decreased without his consent.

During March 2015, Alan B. Levan, the Company’s then-serving Chief Executive Officer, recommended base salary increases at the Company for Jarett S. Levan and Seth M. Wise. After considering that recommendation and the performance, skills, achievements and potential of Messrs. Jarett Levan and Seth Wise, the Compensation Committee approved a $75,000 increase to the respective annual base salaries of Messrs. Jarett Levan and Seth Wise, bringing each of their annual base salaries to $450,000.

During March 2015, Raymond S. Lopez succeeded John K. Grelle as the Company’s Executive Vice President, Chief Financial Officer and Chief Accounting Officer. As described in further detail below under “Employment Agreements,” the Compensation Committee approved an initial annual base salary for Mr. Lopez of $174,500. The Compensation Committee did not make any base salary adjustments for the Company’s executive officers for 2016. As previously described, Mr. Alan Levan resigned as Chairman, Chief Executive Officer and President of the Company, effective December 22, 2015, but continues to serve the Company in the non-executive position of Founder and strategic advisor. In connection with such change in Mr. Alan Levan’s role, his annual base salary was decreased from $750,000 to $350,000.

For additional information related to the Compensation Committee’s decisions regarding Chief Executive Officer compensation, see “Chief Executive Officer Compensation” below.

Annual Incentive Program

The Company’s annual incentive program seeks to encourage high performance by providing executives the opportunity to earn cash bonuses based on achievement of the Company’s strategic and financial initiatives.

Under the Company’s 2015 annual incentive program, the Compensation Committee approved a set of strategic initiatives considered to be important to the success of the Company, including its long-term business strategy, and to reflect Company priorities for the year. For 2015, the Compensation Committee approved the following strategic initiatives:

●	Value Creation: Manage the Company’s investments with a goal of long-term value creation, as evidenced by an increase in the Company’s book value.

●	Oversight of Bluegreen: Oversee and manage the Company’s investment in Bluegreen with a goal of growing and enhancing its value, including through the implementation of its “capital-light” business strategy.

●	Oversight of BBX Capital: Oversee and manage the Company’s investment in BBX Capital and the implementation of strategic initiatives at BBX Capital, including management of its legacy portfolio, development of new real estate opportunities and joint ventures, and acquisition and management of middle market operating companies, all with an objective of increasing their values.

No objective financial targets or formulas for establishing bonus pay were established and no weight or other specific priority was given to any strategic initiative, but rather the strategic initiatives were to be considered by the Compensation Committee, together with the performance of the Named Executive Officer during the year and his role and responsibility with respect to the strategic initiatives, in determining the annual bonus payment to each Named Executive Officer. In addition, the Compensation Committee reserved its right to consider other factors in addition to or in lieu of the strategic initiatives when evaluating Company performance after the end of the year and the annual bonus to be paid to the Named Executive Officers for the year.

As described below under “Employment Agreements,” each Named Executive Officer during 2015 was eligible under his employment agreement with the Company to receive an annual bonus payment of up to a specified percentage (200% for each of Messrs. Alan Levan and John Abdo; and 80% for each of Messrs. Jarett Levan and Seth Wise) of his then-current annual base salary. Mr. Lopez’s annual bonus opportunity is equal to 60% of the sum of (i) his annual base salary from the Company plus (ii) 50% of his annual base salary from Bluegreen. Bluegreen currently pays Mr. Lopez an annual salary of $26,000. Accordingly, for 2015, the annual bonus opportunity for each of Messrs. Alan Levan and John Abdo was $1,500,000; the annual bonus opportunity for each of Messrs. Jarett Levan and Seth Wise was $360,000; and the annual bonus opportunity for Mr. Raymond Lopez was $112,500. Mr. John Grelle was not eligible for a 2015 bonus due to his retirement in March 2015. After evaluating the Company’s performance, including specific consideration of strategic initiatives approved by the Compensation Committee, and the contributions and performance of the Named Executive Officers, the Compensation Committee determines the cash bonuses to be paid to the Named Executive Officers, which may be less than or equal to their annual bonus potentials in the discretion of the Compensation Committee.

In January, 2016 the Compensation Committee reviewed the Company’s results relative to each of the strategic initiatives it had established at the beginning of the year as well as the performance of the Named Executive Officers, including in respect of the strategic initiatives. The Compensation Committee noted that during 2015 significant progress had been made with respect to the Company’s business and investment strategy leading to positive results at the Company. In particular, the Compensation Committee noted the following accomplishments during the year.

●	With respect to the Company’s investment in BBX Capital, the Compensation Committee noted that BBX Capital:

○	monetized more than $100.0 million of legacy assets and utilized a portion of those proceeds to pay off BB&T Corporation’s remaining preferred interest in FAR, which was valued at $12.3 million as of December 31, 2014, four years in advance of the required repayment date;

○	actively managed ongoing real estate opportunities, including more than one dozen investments and joint venture developments;

○	continued to successfully implement its middle market strategy by (1) acquiring two operating companies that manufacture and sell chocolates and other confections, (2) consolidating certain facilities of the recently acquired companies with those of previously acquired operating companies in the same lines of business and recruiting new executive leaders for two key divisions and (3) recruiting a new management team for Renin Holdings, LLC, which is owned 19% by the Company and 81% by BBX Capital; and

○	continued to achieve success in realizing recoveries from charge offs by collecting $13.5 million in cash payments from its loan portfolios.

●	With respect to the Company’s investment in Bluegreen, the Compensation Committee noted:

○	the continued expansion and success of Bluegreen’s “capital-light” business model, which resulted in higher levels of revenues and pre-tax income during 2015; and

○	the payment by Bluegreen of approximately $54.4 million of dividends to Woodbridge, and the payment by Woodbridge of approximately $28.0 million of dividends to the Company and approximately $23.8 million of dividends to BBX Capital.

In addition, with respect to the goal of long-term value creation, the Compensation Committee noted the substantial increase in the Company’s book value. The Compensation Committee also took note of the performance of the Company’s stock price, which increased approximately 6.0% during the year.

Based on the above, in January, 2016, the Compensation Committee approved the payment of cash bonuses to the Named Executive Officers equal to the full amount of their respective annual bonus potentials shown above. The annual cash bonuses paid for 2015 are included in the Bonus column of the Summary Compensation Table below.

Long-Term Equity Compensation

The Company’s long-term equity compensation program seeks to ensure that a significant portion of executive compensation is tied to the performance of the Company’s stock. This serves to align the interests of the Named Executive Officers with those of the shareholders. The Company seeks to accomplish this alignment through periodic, typically annual, grants of stock options and/or restricted stock awards. Awards of stock options and/or restricted stock awards provide the Named Executive Officers with a meaningful ownership interest.

Awards of stock options and restricted stock awards are currently made under the BFC Financial Corporation 2014 Stock Incentive Plan, as amended (the “2014 Stock Incentive Plan”). The adoption of the 2014 Stock Incentive Plan was approved at the Company’s 2014 Annual Meeting by holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing greater than 98% of the votes cast. The 2014 Stock Incentive Plan authorizes the Compensation Committee to grant stock options and restricted stock awards of a total of 9,000,000 shares, including 500,000 shares of the Company’s Class A Common Stock and 8,500,000 shares of the Company’s Class B Common Stock, to Named Executive Officers, non-employee members of the Board of Directors, and other employees of the Company, its parent (if any), subsidiaries or affiliates. No more than 1,500,000 shares in the aggregate may be granted under the 2014 Stock Incentive Plan to any individual in any calendar year.

All awards under the 2014 Stock Incentive Plan are made at the discretion of the Compensation Committee, which has the authority to establish the terms and conditions, such as vesting requirements, the class of common stock covered by, and the performance criteria, if any, of all awards. The Compensation Committee determines whether to make any awards to the Company’s Chief Executive Officer, and, if so, the number of stock options or restricted stock awards to grant, as well as the vesting requirements and any other terms and conditions of the award, including the class of common stock covered by the award. In determining whether to grant any stock options or restricted stock awards to Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considers any recommendations from the Chief Executive Officer. The Compensation Committee may also consider other factors, such as an executive’s level of responsibility, recent performance and expected future performance, previously granted and still outstanding grants of stock options or restricted stock awards, and the potential value of an award relative to other components of executive compensation.

In recent years, the Compensation Committee has chosen to grant restricted stock awards rather than stock options. The Company has undergone significant changes since 2012, particularly given BBX Capital’s sale of BankAtlantic, its former wholly owned federal savings bank subsidiary, to BB&T Corporation during July 2012, and BBX Capital’s related transition to an entrepreneurial enterprise focused on real estate activities and investments in operating companies. As the transformation continues and as Bluegreen continues to implement and work to expand its “capital-light” business strategy, the Compensation Committee believes that restricted stock awards serve to appropriately reward the executives for the value they may help create. Also, given the Company’s emphasis on achieving sustainable increases in value over the long-term and the objective of aligning executives’ interests with those of shareholders, the Compensation Committee believes that restricted stock awards currently are the most appropriate form of long-term equity compensation for the Named Executive Officers.

In September 2015, the Compensation Committee considered the Company’s and each Named Executive Officer’s performance, including the substantial progress made toward accomplishing many of the strategic initiatives described above. Based on those considerations, the Compensation Committee granted restricted stock awards of the Company’s Class B Common Stock to the Named Executive Officers as follows:

Alan B. Levan	777,864 Restricted Shares
John E. Abdo	777,864 Restricted Shares
Jarett S. Levan	388,932 Restricted Shares
Seth M. Wise	388,932 Restricted Shares
Raymond S. Lopez	39,000 Restricted Shares

The grant date fair values of these awards are included in the Summary Compensation Table under Stock Awards. These awards are scheduled to vest in 25% increments during each of October 2016, 2017, 2018 and 2019. They are subject to forfeiture if the executive voluntarily terminates all employment with the Company or is terminated by the Company for cause prior to the lapse of restrictions. As previously described, while Mr. Alan Levan has resigned as the Company’s Chairman, Chief Executive Officer and President, he remains employed by the Company in the role of Founder and strategic advisor.

In connection with Mr. Grelle’s retirement on March 17, 2015, the Compensation Committee approved the acceleration of the vesting of restricted stock awards of 220,500 shares of the Company’s Class A Common Stock previously granted to Mr. Grelle.

Benefits

The Named Executive Officers are provided certain benefits, such as medical, dental, life, disability and related insurance coverage, which are substantially the same as those provided to the Company’s other employees. These benefit programs are believed to be competitive with similar programs provided by comparable employers in order to attract and retain talented and qualified employees.

Chief Executive Officer Compensation

The Compensation Committee seeks to structure the Chief Executive Officer’s compensation to reflect the leadership role of such position and to be consistent in terms of its components with the compensation arrangements for other Named Executive Officers. The Chief Executive Officer’s compensation is designed to reward performance, including the achievement of the Company’s long-term strategic plan and other strategic initiatives that may be established from time to time by the Compensation Committee as described above. Accordingly, a majority of the annual compensation paid to the Company’s Chief Executive Officer has in recent years, including in 2015, been comprised of either cash bonuses paid under the annual incentive program or annual grants of long-term equity compensation (most recently in the form of restricted stock awards which are scheduled to vest over a four-year period). The value that the Chief Executive Officer may receive from the long-term equity compensation is directly related to the performance of the Company’s stock and therefore serves to reward performance and align his interests with those of other shareholders.

Alan B. Levan served as the Chairman of the Board, Chief Executive Officer and President of the Company from its formation in 1978 until his resignation as an executive officer and director on December 22, 2015. He continues to serve the Company in a non-executive role as Founder and strategic advisor to management and the Company’s Board of Directors. In addition, Mr. Alan Levan served as the Chairman of the Board and Chief Executive Officer of BBX Capital from 1994 until his resignation as an executive officer and director of BBX Capital on December 22, 2015. He continues to serve BBX Capital in the non-executive role of Founder and strategic advisor to BBX Capital’s management and Board of Directors. Mr. Alan Levan also served as non-executive Chairman of Bluegreen from 2002 until December 2015 and he continues to serve Bluegreen in a non-executive capacity.

As further described above under “Components of Executive Compensation,” in 2015 the Compensation Committee took the following actions in regard to Mr. Alan Levan’s compensation for his service as the Company’s Chief Executive Officer:

●	maintained his base salary at the same level as 2014 ($750,000);

●	approved a bonus under the Company’s annual incentive program of $1,500,000, which equals the bonus that he received for 2014 under the Company’s annual incentive program; and

●	approved a grant of restricted stock awards of 777,864 shares of Class B Common Stock which are scheduled to vest in 25% increments over four years.

In making these decisions, the Compensation Committee considered the strategic initiatives accomplished during 2015 and described above. The Compensation Committee also considered the transformation at BBX Capital that began in 2012 following its sale of BankAtlantic at that time and continued through 2015, as BBX Capital evolved from a bank holding company to an entrepreneurial enterprise focused on real estate activities and investments in operating companies. In addition, the Compensation Committee noted the positive performance at Bluegreen, including the continued implementation and expansion of Bluegreen’s “capital-light” business strategy.

Although Mr. Alan Levan resigned as Chairman of the Board, Chief Executive Officer and President on December 22, 2015, the Compensation Committee determined it was appropriate to pay him a bonus for 2015 based on the accomplishments of the Company as described above and in recognition of the fact he served as Chief Executive Officer for all but a few days of the year.

Since his resignation as an executive officer and director in December 2015, Mr. Alan Levan has continued to serve the Company in a non-executive role as Founder and strategic advisor to management and the Board of Directors. As noted above, in January 2016 his annual base salary was reduced from $750,000 to $350,000, to reflect the changes in his role. During December 2015, Mr. Alan Levan also resigned as an executive officer and director of BBX Capital but continues to serve BBX Capital in a non-executive role as Founder and strategic advisor. In connection with such change in his positions at BBX Capital, Mr. Alan Levan’s annual base salary at BBX Capital has been reduced from $750,000 to $350,000. Mr. Alan Levan also provides services to Bluegreen in a non-executive position and is compensated directly by Bluegreen for those services. For 2016, Mr. Alan Levan will receive an annual base salary of $600,000 from Bluegreen. Mr. Alan Levan does not have an employment agreement with Bluegreen and did not receive a salary from Bluegreen in 2015.

Jarett S. Levan has served as Acting Chairman, Chief Executive Officer and President of the Company since December 22, 2015. Mr. Jarett Levan has served as Executive Vice President of the Company since 2011 and as a director of the Company since 2009. Mr. Jarett Levan also was appointed by BBX Capital to serve as its Acting Chairman and Chief Executive Officer, effective December 22, 2015. He has served as President of BBX Capital since 2007 and as a director of BBX Capital since 1999. He was the Chief Executive Officer and President of BankAtlantic, BBX Capital’s former federal savings bank subsidiary, until the sale of BankAtlantic in 2012.

During 2015, in his role as Executive Vice President, Jarett Levan received a base salary of $450,000, a cash bonus of $360,000, and a restricted stock award of 388,932 shares of Class B Common Stock, which are scheduled to vest in 25% annual increments beginning in October 2016, as described above. In January 2016, the Compensation Committee determined not to increase or otherwise modify Mr. Jarett Levan’s annual base salary or annual bonus opportunity in connection with his service as Acting Chairman, Chief Executive Officer and President of the Company; however, the Compensation Committee may determine to do so in the future based on Mr. Jarett Levan’s increased responsibilities in such positions, as well as the other factors described above with respect to the components of Named Executive Officer compensation. Further, the granting of any restricted stock awards or other equity-based awards for 2016 will be determined by the Compensation Committee later in 2016.

Code Section 162(m)

In accordance with Section 162(m) of the Code, the deductibility for federal income tax purposes of compensation paid to certain of the Company’s executive officers in excess of $1.0 million in any year may be restricted. The Compensation Committee considers the potential impact of Section 162(m) of the Code as it makes executive compensation determinations. However, the Compensation Committee believes that a tax deduction is only one of several relevant considerations in setting executive compensation. Accordingly, the Compensation Committee has approved and may in the future approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. Compensation paid for 2015 to each Named Executive Officer over $1.0 million is not deductible for federal income tax purposes under Section 162(m) of the Code.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “ filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Compensation Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Submitted by the Members of the Compensation Committee: Neil Sterling, Chairman Darwin Dornbush William Nicholson

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which, during 2015, 2014 and 2013, the Company, BBX Capital and Bluegreen paid to or accrued on behalf of the Company’s Named Executive Officers.

						Non-equity
					Stock	Incentive Plan	All Other
Name and			Salary	Bonus	Awards	Compensation	Compensation
Principal Position	Source (1)	Year	($)	($)(2)	($)(3)	($)	($)		Total($)
Jarett S. Levan	BFC	2015	452,885	360,000	1,229,025	-	57,909	(5)	2,099,819
Acting Chairman	BBX	2015	452,885	360,000	1,072,999	-	21,061		1,906,945
of the Board,	BXG	2015	-	-	-	-	-		-
President and Chief			905,770	720,000	2,302,024	-	78,970		4,006,764
Executive Officer
	BFC	2014	375,000	300,000	2,267,075	-	63,238		3,005,313
	BBX	2014	375,000	300,000	1,094,512	-	8,028		1,777,540
	BXG	2014	-	-	-	-	-		-
			750,000	600,000	3,361,587	-	71,266		4,782,853

	BFC	2013	375,000	300,000	166,600	-	52,000		893,600
	BBX	2013	375,000	300,000	955,321	-	12,772		1,643,093
	BXG	2013	-	-	-	-	-		-
			750,001	600,000	1,121,921	-	64,772		2,536,694

Alan B. Levan, Former	BFC	2015	778,846	1,500,000	2,458,050	-	293,831	(6)	5,030,727
Chairman of the	BBX	2015	778,846	1,500,000	2,145,998	-	4,194		4,429,038
Board, President	BXG	2015	-	-	-	-	-		-
and Chief			1,557,692	3,000,000	4,604,048	-	298,025		9,459,765
Executive Officer
	BFC	2014	750,000	1,500,000	4,530,323	-	271,098		7,051,421
	BBX	2014	750,000	1,500,000	2,189,008	-	-		4,439,008
	BXG	2014	-	-	-	-	-		-
			1,500,000	3,000,000	6,719,331	-	271,098		11,490,428

	BFC	2013	750,000	1,500,000	335,650	-	257,768		2,843,418
	BBX	2013	750,000	1,500,000	1,910,629	-	-		4,160,629
	BXG	2013	-	-	-	-	100		100
			1,500,000	3,000,000	2,246,279	-	257,868		7,004,147

						Non-equity
					Stock	Incentive Plan		All Other
Name and			Salary	Bonus	Awards	Compensation		Compensation
Principal Position	Source (1)	Year	($)	($)(2)	($)(3)	($)		($)		Total($)
John E. Abdo,	BFC	2015	778,846	1,500,000	2,458,050	-		330,240	(7)	5,067,136
Vice Chairman	BBX	2015	778,846	1,500,000	2,145,998	-		2,500		4,427,344
of the Board	BXG	2015	-	-	-	-		-		-
			1,557,692	3,000,000	4,604,048	-		332,740		9,494,480

	BFC	2014	750,000	1,500,000	4,530,327	-		310,855		7,091,182
	BBX	2014	750,000	1,500,000	2,189,008	-		-		4,439,008
	BXG	2014	-	-	-	-		8,504		8,504
			1,500,000	3,000,000	6,719,334	-		319,359		11,538,694

	BFC	2013	750,000	1,500,000	335,650	-		306,240		2,891,890
	BBX	2013	750,000	1,500,000	1,910,629	-		-		4,160,629
	BXG	2013	-	-	-	-		7,788		7,788
			1,500,000	3,000,000	2,246,279	-		314,028		7,060,307

Seth M. Wise,	BFC	2015	452,885	360,000	1,229,025	-		25,477	(8)	2,067,387
Executive	BBX	2015	452,885	360,000	1,072,999	-		-		1,885,884
Vice President	BXG	2015	-	-	-	-		-		-
			905,770	720,000	2,302,024	-		25,477		3,953,271

	BFC	2014	375,000	300,000	2,267,075	-		17,000		2,959,075
	BBX	2014	375,000	300,000	1,094,512	-		-		1,769,512
	BXG	2014	-	-	-	-		-		-
			750,000	600,000	3,361,587	-		17,000		4,728,587

	BFC	2013	375,000	300,000	166,600	-		7,200		848,800
	BBX	2013	375,000	300,000	955,321	-		-		1,630,321
	BXG	2013	-	-	-	-		-		-
			750,000	600,000	1,121,921	-		7,200		2,479,121

Raymond S. Lopez (10)	BFC	2015	140,942	112,500	123,240	-		-		376,682
Chief Financial	BBX	2015	140,942	112,500	106,080	-		-		359,522
Officer	BXG	2015	79,451	-	-	275,770	(4)	10,723		365,944
			361,335	225,000	229,320	275,770	(4)	10,723		1,102,148

John Grelle (11)	BFC	2015	51,731	-	-	-		27,315	(9)	79,046
Former Chief	BBX	2015	51,731	-	-	-		-		51,731
Financial Officer	BXG	2015	-	-	-	-		-		-
			103,462	-	-	-		27,315		130,777

	BFC	2014	200,000	120,000	-	-		12,992		332,992
	BBX	2014	200,000	120,000	-	-		-		320,000
	BXG	2014	-	-	-	-		-		-
			400,000	240,000	-	-		12,992		652,992

(1)	Amounts identified as BFC represent amounts paid or accrued by the Company. Amounts identified as BBX represent amounts paid or accrued by BBX Capital. Amounts identified as BXG represent amounts paid or accrued by Bluegreen.

(2)	The 2015 amounts for BFC represent cash bonuses paid by the Company to, or accrued by the Company on behalf of, the Named Executive Officers under the Company’s 2015 annual incentive program based on a subjective evaluation of their and the Company’s performance, including in respect of certain strategic initiatives approved by the Compensation Committee. See “Compensation Discussion and Analysis – Annual Incentive Program” above for additional information regarding the 2015 bonuses from the Company. The 2015 amounts for BBX represent cash bonuses paid by BBX Capital to, or accrued by BBX Capital on behalf of, the Named Executive Officers under BBX Capital’s 2015 annual incentive program based on a subjective evaluation of their and BBX Capital’s performance. The 2015 amount from Bluegreen represents cash bonuses paid by Bluegreen to, or accrued by Bluegreen, on behalf of Mr. Lopez under Bluegreen’s long term incentive program.

(3)	The 2015 amounts for BFC represent the grant date fair value of restricted stock awards covering 777,864 shares, 777,864 shares, 388,932 shares, 388,932 shares and 39,000 shares of the Company’s Class B Common Stock granted during September 2015 by the Company to Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez, respectively. These restricted stock awards are scheduled to vest in equal annual installments over a four-year period beginning in October 2016. The 2015 amounts for BBX represent the grant date fair value of restricted stock awards covering 137,564 shares of BBX Capital’s Class A Common Stock granted during September 2015 by BBX Capital to each of Mr. Alan Levan and Mr. Abdo, restricted stock awards covering 68,782 shares of BBX Capital’s Class A Common Stock granted during September 2015 by BBX Capital to each of Mr. Jarett Levan and Mr. Wise and restricted stock awards covering 6,800 shares of BBX Capital’s Class A Common Stock granted during September 2015 by BBX Capital to Mr. Lopez. These awards are scheduled to vest pro-rata over a four-year period beginning in October 2016. During 2015, each of Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan and Mr. Wise agreed to exchange all of their restricted stock awards of BBX Capital for restricted stock units of BBX Capital covering the same number of shares of BBX Capital’s Class A Common Stock. This exchange did not affect the grant date fair value of the awards. Assumptions used in the calculation of the grant date fair value of the awards described in this footnote are included in Note 16 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 15, 2016.

(4)	Represents the cash award paid to Mr. Lopez for 2015 under Bluegreen’s 2011 Long Term Incentive Plan. See “Grants of Plan-Based Awards – 2015” below for additional information.

(5)	Represents perquisites and other benefits of $39,909 related to Mr. Jarett Levan’s personal use of the Company’s tickets to entertainment and sporting events and $18,000 for matching contributions to the Company’s 401(k) plan.

(6)	Includes $135,567 of life and disability insurance premium payments and $158,264 of perquisites and other benefits, which consisted of $126,773 related to Mr. Alan Levan’s personal use of the Company’s tickets to entertainment and sporting events, $24,000 for matching contributions to the Company’s 401(k) plan and $7,491 for automobile expenses.

(7)	Includes $306,240 in management fees paid by the Company to Abdo Companies, Inc., of which Mr. Abdo is the principal shareholder and Chief Executive Officer, and $24,000 for matching contributions to the Company’s 401(k) plan.

(8)	Represents $18,000 for matching contributions to the Company’s 401(k) plan and $7,477 for Mr. Wise’s automobile expense allowance from the Company.

(9)	Represents $2,870 and $445 for Mr. Grelle’s automobile and telephone expense allowance, respectively, from the Company and $24,000 for matching contributions to the Company’s 401(k) plan.

(10)	Mr. Lopez was not a named Executive Officer of the Company for the years ended December 31, 2014 or 2013. He was appointed Chief Financial Officer of the Company, effective March 17, 2015.

(11)	Mr. Grelle was not a Named Executive Officer of the Company for the year ended December 31, 2013. Mr. Grelle retired, effective March 17, 2015.

Grants of Plan-Based Awards - 2015

The following table sets forth information regarding plan-based awards granted by the Company to the Named Executive Officers during 2015. The restricted stock awards set forth in the following table were approved by the Company’s Compensation Committee and made under the Company’s 2014 Stock Incentive Plan.

		Stock Awards:	Option Awards:		Grant Date
	Grant	Number of Shares	Number of Securities	Exercise or Base Price	Fair Value of
Name	Date	of Stock or Units (#)(1)	Underlying Options (#)	of Option Awards	Stock Awards ($)(2)
Jarett S. Levan	9/1/2015	388,932	-	-	1,229,025
Alan B. Levan	9/1/2015	777,864	-	-	2,458,050
John E. Abdo	9/1/2015	777,864	-	-	2,458,050
Seth M. Wise	9/1/2015	388,932	-	-	1,229,025
Raymond S. Lopez	9/1/2015	39,000	-	-	123,240
John K. Grelle	N/A	-	-	-	-

(1)	Represents restricted stock awards of shares of the Company’s Class B Common Stock. The awards are scheduled to vest in four equal annual installments beginning in October 2016.

(2)	Based on the $3.16 per share closing price of the Company’s Class B Common Stock as quoted on the OTCQB on September 1, 2015.

The following table sets forth information regarding plan-based awards granted by BBX Capital to the Named Executive Officers during 2015. The awards set forth in the following table were approved by BBX Capital’s Compensation Committee and made under the BBX Capital Corporation 2014 Stock Incentive Plan.

		Stock Awards:	Option Awards:		Grant Date
	Grant	Number of Shares	Number of Securities	Exercise or Base Price	Fair Value of
Name	Date	of Stock or Units (#)(1)	Underlying Options (#)	of Option Awards	Stock Awards ($)(2)
Alan B. Levan	9/1/2015	137,564	-	-	2,145,998
John E. Abdo	9/1/2015	137,564	-	-	2,145,998
Jarett S. Levan	9/1/2015	68,782	-	-	1,072,999
Seth M. Wise	9/1/2015	68,782	-	-	1,072,999
Raymond S. Lopez	9/1/2015	6,800	-	-	106,080
John Grelle	N/A	-	-	-	-

(1)	Represents restricted stock units of shares of BBX Capital’s Class A Common Stock. The awards are scheduled to vest in four equal annual installments beginning in October 2016. As described above, during 2015, each of Messrs. Alan Levan, Abdo, Jarett Levan and Wise agreed to exchange all of their restricted stock awards of BBX Capital’s Class A Common Stock for restricted stock units covering the same number of shares of BBX Capital’s Class A Common Stock. This exchange did not affect the grant date fair value of the awards.

(2)	Based on the $15.60 per share closing price of BBX Capital's Class A Common Stock on the NYSE on September 1, 2015.

The following table sets forth certain information regarding plan-based awards granted by Bluegreen to Mr. Lopez for 2015. Other than Mr. Lopez, no Named Executive Officer was granted any plan-based award by Bluegreen for 2015.

	Estimated Possible Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold	Target	Maximum
Raymond S. Lopez	-	-	275,770	(1)

(1)	Represents the estimated possible payout of cash awards to Mr. Lopez for 2015 under Bluegreen’s 2011 Long Term Incentive Plan. Bluegreen’s 2011 Long Term Incentive Plan is a cash bonus plan under which bonuses are payable to certain members of Bluegreen’s management based on the achievement of performance objectives related to Bluegreen’s EBITDA (as calculated in accordance with the Plan). The cash bonus paid to Mr. Lopez for 2015 under Bluegreen’s 2011 Long Term Incentive Plan is included under "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" above.

Outstanding Equity Awards at Fiscal-Year End 2015

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2015.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
			Equity						Incentive	Plan Awards
			Incentive						Plan Awards	Market or
			Plan Awards:					Market	Number of	Payout Value
	Number of	Number of	Number of			Number of		Value of	Unearned	or Unearned
	Securities	Securities	Securities			Shares or		Shares or	Share, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that		Stock that	Rights that	Rights that
	Options	Options	Unearned	Exercise	Expiration	have not		have not	have not	have not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested		Vested	Vested	Vested
Jarett S. Levan	-	-	N/A	-	-	231,513	(1)(3)	$784,829	N/A	N/A
						148,704	(1)(4)	$504,107	N/A	N/A
						386,603	(2)(5)	$1,275,790	N/A	N/A
						388,932	(2)(6)	$1,283,476	N/A	N/A

Alan B. Levan	-	-	N/A	-	-	463,025	(1)(3)	$1,569,655	N/A	N/A
						297,408	(1)(4)	$1,008,213	N/A	N/A
						773,204	(2)(5)	$2,551,573	N/A	N/A
						777,864	(2)(6)	$2,566,951	N/A	N/A

John E. Abdo	-	-	N/A	-	-	463,025	(1)(3)	$1,569,655	N/A	N/A
						297,408	(1)(4)	$1,008,213	N/A	N/A
						773,205	(2)(5)	$2,551,577	N/A	N/A
						777,864	(2)(6)	$2,566,951	N/A	N/A

Seth M. Wise	-	-	N/A	-	-	231,513	(1)(3)	$784,829	N/A	N/A
						148,704	(1)(4)	$504,107	N/A	N/A
						386,603	(2)(5)	$1,275,790	N/A	N/A
						388,932	(2)(6)	$1,283,476	N/A	N/A

Raymond S. Lopez	-	-	N/A	-	-	39,000	(2)(6)	$128,700	N/A	N/A

John K. Grelle	-	-	N/A	-	-	-		-	N/A	N/A

(1)	Represents restricted awards of shares of the Company’s Class A Common Stock.

(2)	Represents restricted awards of shares of the Company’s Class B Common Stock.

(3)	Vesting pro-rata over four years, with the first three installments having vested on September 30, 2013, 2014 and 2015, respectively.

(4)	Scheduled to vest on October 7, 2017.

(5)	Vesting pro-rata over four years, with the first installment having vested on September 30, 2015.

(6)	Vesting pro-rata over four years beginning on (i) October 1, 2016 with respect to the restricted stock awards granted to Mr. Alan Levan, (ii) October 2, 2016 with respect to the restricted stock awards granted to Mr. Abdo, (iii) October 3, 2016 with respect to the restricted stock awards granted to Mr. Jarett Levan; (iv) October 4, 2016 with respect to the restricted stock awards granted to Mr. Wise; and (v) October 5, 2016 with respect to the restricted stock awards granted to Mr. Lopez.

The following table sets forth certain information regarding equity-based awards of BBX Capital held by the Named Executive Officers as of December 31, 2015.

	Option Awards					Stock Awards (1)
										Equity
										Incentive
			Equity						Equity Incentive	Plan Awards:
			Incentive						Plan Awards:	Market or
			Plan Awards:					Market	Number of	Payout Value
	Number of	Number of	Number of			Number of		Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested		Vested	Vested	Vested

Jarett S. Levan	-	-	N/A	-	-	47,100	(2)	$737,115	N/A	N/A
						71,667	(3)	$1,121,589	N/A	N/A
						49,510	(4)	$774,832	N/A	N/A
						68,782	(5)	$1,076,438	N/A	N/A

Alan B. Levan	-	-	N/A	-	-	94,200	(2)	$1,474,230	N/A	N/A
						143,333	(3)	$2,243,161	N/A	N/A
						99,020	(4)	$1,549,663	N/A	N/A
						137,564	(5)	$2,152,877	N/A	N/A

John E. Abdo	-	-	N/A	-	-	94,200	(2)	$1,474,230	N/A	N/A
						143,333	(3)	$2,243,161	N/A	N/A
						99,020	(4)	$1,549,663	N/A	N/A
						137,564	(5)	$2,152,877	N/A	N/A

Seth M. Wise	-	-	N/A	-	-	47,100	(2)	$737,115	N/A	N/A
						71,667	(3)	$1,121,589	N/A	N/A
						49,510	(4)	$774,832	N/A	N/A
						68,782	(5)	$1,076,438	N/A	N/A

Raymond S. Lopez	-	-	N/A	-	-	6,800	(5)	$106,420	N/A	N/A

John K. Grelle	-	-	N/A	-	-	-		-	N/A	N/A

(1)	All stock awards are restricted stock units of shares of BBX Capital’s Class A Common Stock.

(2)	Vesting pro-rata over four years, with the first three installments having vested on September 30, 2013, 2014 and 2015, respectively.

(3)	Scheduled to vest on October 8, 2017.

(4)	Vesting pro-rata over four years, with the first installment having vested on September 30, 2015.

(5)	Vesting pro-rata over four years beginning on (i) October 1, 2016 with respect to the restricted stock units granted to Mr. Alan Levan, (ii) October 2, 2016 with respect to the restricted stock units granted to Mr. Abdo, (iii) October 3, 2016 with respect to the restricted stock units granted to Mr. Jarett Levan; (iv) October 4, 2016 with respect to the restricted stock units granted to Mr. Wise; and (v) October 5, 2016 with respect to the restricted stock units granted to Mr. Lopez.

Option Exercises and Stock Vested - 2015

The following table sets forth certain information regarding exercises of options to purchase shares of the Company’s common stock by the Named Executive Officers during 2015 and the vesting during 2015 of restricted stock awards of shares of the Company’s common stock previously granted to the Named Executive Officers.

	Stock Options		Restricted Stock Awards
	Number of shares	Value realized	Number of shares		Value realized
	acquired on exercise	on exercise	acquired on vesting		on vesting
Name	(#)	($)	(#)		($)(5)
Jarett S. Levan	-	$-	472,880	(1)	$1,355,748
Alan B. Levan	-	-	1,170,759	(2)	3,384,244
John E. Abdo	-	-	1,170,759	(2)	3,384,244
Seth M. Wise	-	-	660,355	(3)	1,916,299
Raymond S. Lopez	-	-	-		-
John K. Grelle	-	-	220,500	(4)	621,810

(1)	Includes (a) 112,500 shares of the Company’s Class A Common Stock deemed acquired by Mr. Jarett Levan on September 16, 2015 upon the vesting of the restricted stock awards granted to him by the Company during 2011, (b) 231,512 shares of the Company’s Class A Common Stock deemed acquired by Mr. Jarett Levan on September 30, 2015 upon the vesting of the third installment of the restricted stock awards granted to him by the Company during 2012 and (c) 128,868 shares of the Company’s Class B Common Stock deemed acquired by Mr. Jarett Levan on September 30, 2015 upon the vesting of the first installment of the restricted stock awards granted to him by the Company during 2014.

(2)	Includes, for each of Mr. Alan Levan and Mr. Abdo, (a) 450,000 shares of the Company's Class A Common Stock deemed acquired by him on September 16, 2015 upon the vesting of the restricted stock awards granted to him by the Company during 2011, (b) 463,024 shares of the Company’s Class A Common Stock deemed acquired by him on September 30, 2015 upon the vesting of the third installment of the restricted stock awards granted to him by the Company during 2012 and (c) 257,735 shares of the Company’s Class B Common Stock deemed acquired by him on September 30, 2015 upon the vesting of the first installment of the restricted stock awards granted to him by the Company during 2014.

(3)	Includes (a) 299,975 shares of the Company’s Class A Common Stock deemed acquired by Mr. Wise on September 16, 2015 upon the vesting of the restricted stock awards granted to him by the Company during 2011, (b) 231,512 shares of the Company’s Class A Common Stock deemed acquired by Mr. Wise on September 30, 2015 upon the vesting of the third installment of the restricted stock awards granted to him by the Company during 2012 and (c) 128,868 shares of the Company’s Class B Common Stock deemed acquired by Mr. Wise on September 30, 2015 upon the vesting of the first installment of the restricted stock awards granted to him by the Company during 2014.

(4)	Represents shares of the Company’s Class A Common Stock deemed acquired by Mr. Grelle on March 16, 2015 upon the accelerated vesting on such date of the restricted stock awards granted to him by the Company during 2011. The Company’s Compensation Committee approved the acceleration of vesting of such restricted stock awards upon Mr. Grelle’s retirement.

(5)	Represents the closing price of the Company's Class A Common Stock or Class B Common Stock, as applicable, on the vesting date multiplied by the number of shares acquired upon vesting.

The following table sets forth certain information regarding exercises of options to purchase shares of BBX Capital’s Class A Common Stock by the Named Executive Officers during 2015 and the vesting during 2015 of restricted stock awards of shares of BBX Capital’s Class A Common Stock previously granted to the Named Executive Officers.

	Stock Options		Restricted Stock Awards
	Number of shares	Value realized	Number of shares		Value realized
	acquired on exercise	on exercise	acquired on vesting		on vesting
Name	(#)	($)	(#)		($)(3)
Jarett S. Levan	-	$-	63,604	(1)	$1,006,215
Alan B. Levan	-	-	127,207	(2)	2,012,415
John E. Abdo	-	-	127,207	(2)	2,012,415
Seth M. Wise	-	-	63,604	(1)	1,006,215
Raymond S. Lopez	-	-	-		-
John K. Grelle	-	-	-		-

(1)	Includes, for each of Mr. Jarett Levan and Mr. Seth Wise, (a) 47,100 shares of BBX Capital’s Class A Common Stock deemed acquired by him on September 30, 2015 upon the vesting of the third installment of the restricted stock awards granted to him by BBX Capital during 2012 and (b) 16,504 shares of BBX Capital’s Class A Common Stock deemed acquired by him on September 30, 2015 upon the vesting of the first installment of the restricted stock awards granted to him by BBX Capital during 2014.

(2)	Includes, for each of Mr. Alan Levan and Mr. Abdo, (a) 94,200 shares of BBX Capital’s Class A Common Stock deemed acquired by him on September 30, 2015 upon the vesting of the third installment of the restricted stock awards granted to him by BBX Capital during 2012 and (b) 33,007 shares of BBX Capital’s Class A Common Stock deemed acquired by him on September 30, 2015 upon the vesting of the first installment of the restricted stock awards granted to him by BBX Capital during 2014.

(3)	Represents the closing price of BBX Capital's Class A Common on the vesting date multiplied by the number of shares acquired upon vesting.

Pension Benefits

None of the Company, BBX Capital or Bluegreen has in place any plan (other than tax-qualified defined contribution plans) that provides for payments or other benefits to any of the Named Executive Officers at, following, or in connection with their retirement.

Employment Agreements

The Company has employment agreements with each of the Named Executive Officers other than John K. Grelle, whose employment agreement terminated in connection with his retirement during March 2015. Under the terms of their respective employment agreements, each of the Named Executive Officers receives (or, in the case of Mr. Grelle, received) an annual base salary and is entitled to receive (or, in the case of Mr. Grelle, was entitled to receive) bonus payments pursuant to bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee.

For 2015, Mr. Abdo received an annual base salary of $750,000 from the Company. In addition, Mr. Alan Levan received an annual base salary of $750,000 from the Company until his resignation as Chairman, Chief Executive Officer and President of the Company during December 2015. Mr. Alan Levan continues to be employed under his employment agreement as Founder and strategic advisor. In connection with the change in his positions, Mr. Alan Levan’s annual base salary was reduced to $350,000. Mr. Jarett Levan and Mr. Wise each received an annual base salary of $375,000 from the Company until March 2015, when their respective annual base salaries were increased to $450,000. Mr. Lopez currently receives an annual base salary of $174,500. The Compensation Committee reviews and, in its discretion, may increase each Named Executive Officer’s base salary on an annual basis. The base salaries may not be decreased without the Named Executive Officer’s consent. Under his employment agreement, Mr. Grelle received an annual base salary of $200,000 from the Company.

Under their respective employment agreements, each of Mr. Alan Levan and Mr. Abdo may receive an annual bonus (sometimes hereinafter referred to as an “Annual Bonus”) of up to 200% of his then-current annual base salary, each of Mr. Jarett Levan and Mr. Wise may receive an Annual Bonus of up to 80% of his then-current annual base salary, and Mr. Lopez is eligible to receive an Annual Bonus of up to 60% of the sum of (i) his annual base salary from the Company, plus (ii) 50% of his annual base salary from Bluegreen. Bluegreen currently pays Mr. Lopez an annual salary of $26,000. Mr. Grelle was eligible under his employment agreement to receive an Annual Bonus of up to 60% of his annual base salary. As previously described, for 2015, each of Mr. Alan Levan and Mr. Abdo received an Annual Bonus of $1,500,000, each of Mr. Jarett Levan and Mr. Wise received an Annual Bonus of $360,000, and Mr. Lopez received an Annual Bonus of $112,500. Mr. Grelle did not receive an Annual Bonus for 2015 due to his retirement in March 2015.

Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the Named Executive Officer for “Good Reason” (as such terms are defined in the employment agreement).  If an employment agreement is terminated by the Company for “Cause,” the applicable Named Executive Officer will be entitled to receive his base salary through the date of termination.  If an employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” the applicable executive officer will be entitled to receive (i) his base salary through the date of termination, (ii) the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of termination and (iii) a severance payment as follows.   Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreement)). Each of Mr. Jarett Levan and Mr. Wise will be entitled to receive a severance payment in an amount equal to 1.5 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control”).  Mr. Lopez will be entitled to receive a severance payment in an amount equal to the sum of (i) his annual base salary from the Company, (ii) 50% of his annual base salary from Bluegreen, and (iii) his Annual Bonus opportunity at the date of termination (or 1.5 times such amount if termination occurs within two years after a “Change in Control”) In addition, if a Named Executive Officer’s employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” all incentive stock options and restricted stock awards previously granted to the Named Executive Officer by the Company but not yet vested will immediately accelerate and fully vest as of the termination date, and the Company will be required to provide the Named Executive Officer with continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Alan Levan and Mr. Abdo, (ii) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Jarett Levan and Mr. Wise, and (iii) one year from the date of termination, in the case of Mr. Lopez.  Each employment agreement will also be terminated upon the Named Executive Officer’s death, in which case the applicable Named Executive Officer’s estate will be entitled to receive his base salary through the date of his death and the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of his death.

Each Named Executive Officer also agreed in his respective employment agreement to enter into a non-disclosure, non-competition, confidentiality and non-solicitation of customers agreement with the Company on terms acceptable to both the Named Executive Officer and the Company. Entry into such agreement is a condition to the Company’s obligation to make and provide the post-termination payments and benefits described in the preceding paragraph.

BBX Capital has employment agreements with its executive officers, including each of the Named Executive Officers. The terms of the Named Executive Officers’ respective employment agreements with BBX Capital are substantially the same as those described above with respect to their employment agreements with the Company.

Mr. Grelle’s employment agreement with the Company and his employment agreement with BBX Capital expired in accordance with its terms at the time of his retirement in March 2015. Mr. Grelle was not entitled to any compensation or other benefits in connection with his retirement or the expiration of his employment agreement with the Company or BBX Capital, except that the vesting of restricted stock awards of 220,500 shares of the Company’s Class A Common Stock previously granted to Mr. Grelle was accelerated in connection with his retirement. The acceleration of vesting of the awards was approved by the Company’s Compensation Committee.

The compensation paid by the Company and BBX Capital for 2015 to the Named Executive Officers pursuant to their respective employment agreements does not constitute “performance-based compensation” exempt from the $1,000,000 deduction limit of Section 162(m) of the Code.

Potential Payments Upon Termination or Change in Control

The following table sets forth certain information with respect to compensation that would become payable by the Company if the Named Executive Officers had ceased employment with the Company under the various circumstances below. The amounts shown in the table assume that such cessation of employment was effective as of December 31, 2015. Further, the amounts shown in the table do not include payments and benefits to the extent they are provided by the Company on a non-discriminatory basis to its salaried employees generally upon termination of employment, such as accrued salary and vacation pay. The terms “Cause,” Good Reason” and “Change in Control” have the meanings given to them in the employment agreements between the Company and the Named Executive Officers. Under the employment agreements, a termination upon the Disability (as defined in the employment agreements) of a Named Executive Officer is deemed a termination without Cause. For additional information, see “Employment Agreements” above.

		Termination	Termination
		Without Cause	Without Cause
	Death	or Resignation for	or Resignation for
	(Whether	Good Reason	Good Reason
	Before or	Before a Change in	Within Two
	After a	Control or More than	Years Following a
Executive and	Change in	Two Years After a	Change in
Payment Elements	Control)	Change in Control	Control
Jarett S. Levan:
Bonus payment for year of termination	$330,000	330,000	330,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	1,215,000	1,620,000
Acceleration of equity awards	-	3,848,202	3,848,202
Continuation of health and life insurance	-	27,674	37,248
Total Benefit	$330,000	5,420,876	5,835,450

Alan B. Levan:
Bonus payment for year of termination	$1,500,000	1,500,000	1,500,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	2,100,000	3,139,500
Acceleration of equity awards	-	7,696,392	7,696,392
Continuation of health and life insurance	-	158,624	194,222
Total Benefit	$1,500,000	11,455,016	12,530,114

John E. Abdo:
Bonus payment for year of termination	$1,500,000	1,500,000	1,500,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	4,500,000	6,727,500
Acceleration of equity awards	$-	7,696,396	7,696,396
Continuation of health and life insurance	-	16,330	41,543
Total Benefit	1,500,000	13,712,726	15,965,439

Seth M. Wise:
Bonus payment for year of termination	$330,000	330,000	330,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	1,215,000	1,620,000
Acceleration of equity awards	-	3,848,202	3,848,202
Continuation of health and life insurance	-	27,674	37,248
Total Benefit	$330,000	5,420,876	5,835,450

Raymond S. Lopez:
Bonus payment for year of termination	$112,500	112,500	112,500
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	300,000	450,000
Acceleration of equity awards	-	128,700	128,700
Continuation of health and life insurance	-	18,099	27,674
Total Benefit	$112,500	559,299	718,874

As previously described, Mr. Grelle retired effective March 17, 2015. Mr. Grelle was not entitled to any compensation or other benefits in connection with his retirement or the expiration of his employment agreement with the Company, except that the vesting of restricted stock awards of 220,500 shares of the Company’s Class A Common Stock previously granted to Mr. Grelle was accelerated in connection with his retirement. The acceleration of vesting of the awards was approved by the Company’s Compensation Committee. As set forth in the “Option Exercises and Stock Vested - 2015” table above, the value realized by Mr. Grelle upon vesting of the awards was $621,810.

The following table sets forth certain information with respect to compensation that would become payable by BBX Capital if the Named Executive Officers had ceased employment with BBX Capital under the various circumstances below. The amounts shown in the table assume that such cessation of employment was effective as of December 31, 2015. Further, the amounts shown in the table do not include payments and benefits to the extent they are provided by BBX Capital on a non-discriminatory basis to its salaried employees generally upon termination of employment, such as accrued salary and vacation pay. The terms “Cause,” Good Reason” and “Change in Control” have the meanings given to them in the employment agreements between BBX Capital and the Named Executive Officers. Under the employment agreements, a termination upon the Disability (as defined in the employment agreements) of a Named Executive Officer is deemed a termination without Cause. For additional information, see “Employment Agreements” above.

		Termination	Termination
		Without Cause	Without Cause
	Death	or Resignation for	or Resignation for
	(Whether	Good Reason	Good Reason
	Before or	Before a Change in	Within Two
	After a	Control or More than	Years Following a
Executive and	Change in	Two Years After a	Change in
Payment Elements	Control)	Change in Control	Control
Jarett S. Levan:
Bonus payment for year of termination	$330,000	330,000	330,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	1,215,000	1,620,000
Acceleration of equity awards	-	3,709,974	3,709,974
Total Benefit	$330,000	5,254,974	5,659,974

Alan B. Levan:
Bonus payment for year of termination	$1,500,000	1,500,000	1,500,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	2,100,000	3,139,500
Acceleration of equity awards	-	7,419,931	7,419,931
Total Benefit	$1,500,000	11,019,931	12,059,431

John E. Abdo:
Bonus payment for year of termination	$1,500,000	1,500,000	1,500,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	4,500,000	6,727,500
Acceleration of equity awards	-	7,419,931	7,419,931
Total Benefit	$1,500,000	13,419,931	15,647,431

Seth M. Wise:
Bonus payment for year of termination	$330,000	330,000	330,000
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	1,215,000	1,620,000
Acceleration of equity awards	-	3,709,974	3,709,974
Total Benefit	$330,000	5,254,974	5,659,974

Raymond S. Lopez:
Bonus payment for year of termination	$112,500	112,500	112,500
Severance payment based on annual base salary
and annual bonus opportunity at time of termination	-	300,000	450,000
Acceleration of equity awards	-	106,420	106,420
Total Benefit	$112,500	518,920	668,920

As previously described, Mr. Grelle retired effective March 17, 2015. Mr. Grelle did not receive any compensation or other benefits, including base salary or bonus payments, in connection with his retirement from his positions at BBX Capital.

Subject to receipt of regulatory approvals for the payments from applicable banking regulators, Mr. Alan Levan, Mr. Abdo and Mr. Jarett Levan may receive payments totaling $2,145,179, $2,123,194 and $1,413,764, respectively, in connection with BBX Capital’s sale of BankAtlantic in July 2012. Each of these amounts represents 2.99 times the average annual salary and bonus paid by BBX Capital and BankAtlantic to the Named Executive Officer for the years ended December 31, 2008, 2009 and 2010, and will be paid by BBX Capital and reimbursed by BB&T only if all required regulatory approvals are received.

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION (SAY ON PAY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (sometimes hereinafter referred to as the “Say on Pay Proposal”).

The vote on the Say on Pay Proposal gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Executive Compensation” section of this Proxy Statement above for details regarding the compensation paid to the Named Executive Officers during 2015 and other information with respect to their compensation for services on behalf of the Company.

The Board believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation.  The Board also believes that the Company’s executive compensation program aligns the interests of the Company’s executive officers with those of the Company’s shareholders by compensating the executive officers in a manner designed to advance both the short-and long-term interests of the Company and its shareholders. As a result, the Board recommends that the Company’s shareholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for 2015, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures included in this Proxy Statement, is hereby APPROVED.”

Shareholders may vote “FOR,” “AGAINST” or abstain from voting on the Say on Pay Proposal. The vote on the Say on Pay Proposal will be approved by the shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.  Abstentions and failures to vote will not have any impact on the proposal.

The vote on the Say on Pay Proposal is advisory only and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee appreciate the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Say on Pay Proposal.

DIRECTOR COMPENSATION

The Company’s Compensation Committee recommends director compensation to the full Board of Directors based on factors it considers appropriate and based on the recommendations of management. Each director of the Company who is not also an employee of the Company, BBX Capital or Bluegreen (each, a “non-employee director”) currently receives an annual cash retainer of $70,000 annually for his service on the Company’s Board of Directors. In addition to compensation for their service on the Board of Directors, the Company pays compensation to its non-employee directors for their service on the Board’s committees. The Chairman of the Audit Committee receives an annual cash retainer of $15,000. All other members of the Audit Committee receive annual cash retainers of $10,000. The Chairman of the Compensation Committee and the Nominating/Corporate Governance Committee each receive an annual cash retainer of $3,500. Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees.

Director Compensation Table-2015

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2015 in consideration for his service on the Board and its committees during the year.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid			Incentive	Deferred	All
	in	Stock	Option	Plan	Compensation	Other
	Cash	Awards(1)	Awards(1)	Compensation	Earnings	Compensation	Total
Darwin Dornbush	$70,000	-	-	-	-	-	$70,000
Oscar Holzmann	83,500	-	-	-	-	-	83,500
Alan J. Levy	70,000	-	-	-	-	-	70,000
Joel Levy	85,000	-	-	-	-	-	85,000
William Nicholson	80,000	-	-	-	-	-	80,000
Neil Sterling	73,500	-	-	-	-	-	73,500

(1)	As of December 31, 2015, Mr. Holzmann held options to purchase 151,223 shares of the Company’s Class A Common Stock. None of the Company’s other non-employee directors held any options to purchase shares of the Company’s Class A Common Stock or Class B Common Stock as of December 31, 2015. In addition, none of the Company’s non-employee directors held any shares of restricted stock of the Company as of December 31, 2015.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act..

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2015 (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and met with the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2015 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Joel Levy, Chairman
Oscar Holzmann
William Nicholson

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2015 and 2014

Grant Thornton served as the independent registered public accounting firm for the Company, BBX Capital and Bluegreen for 2015. PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for the Company, BBX Capital and Bluegreen for 2014. The following table presents fees for professional services rendered by Grant Thornton and PwC for the audit of each company’s annual financial statements for 2015 and 2014. The table also presents fees billed for audit-related services, tax services and all other services rendered by Grant Thornton and PwC for the applicable years.

	2015	2014
	(in thousands)	(in thousands)
BFC Financial Corporation
Audit fees (1)	$765	$520
Audit - related fees (2)	23	57
All other fees (3)	2	2

BBX Capital
Audit fees (1)	$956	$1,355
Audit - related fees (5)	-	187
All other fees (3)	32	2
Bluegreen
Audit fees (1)	$657	$886
Audit - related fees (4)	198	203
All other fees	-	-

(1)	Includes fees for services related to each company’s respective annual financial statement audits, annual audits of each company’s effectiveness of internal control over financial reporting and the review of quarterly financial statements.

(2)	Includes, for each of 2014 and 2015, fees for services related to the financial statement audit of Woodbridge.

(3)	Includes, for each of 2014 and 2015, a one year licensing fee to access PwC’s accounting research software services. The 2015 amount for BBX Capital also includes fees related to trial preparation in connection with the litigation brought by the SEC against BBX Capital and its then-serving Chairman.

(4)	Includes $114,000 and $158,000 for 2014 and 2015, respectively, for the financial statement audit of one of Bluegreen’s subsidiaries, with the balances for each year relating primarily to agreed-upon procedures related to Bluegreen’s servicing of its notes receivable portfolio and securitizations.

(5)	Includes fees related to acquisitions and investments made by BBX Capital during 2014, including its acquisitions of Helen Grace Chocolates and Anastasia Confections, Inc., as well as fees associated with procedures performed following an adverse jury verdict in the litigation brought by the SEC against BBX Capital and its then-serving Chairman.

All audit-related services and other services set forth above were pre-approved by the respective company’s Audit Committee, which concluded that the provision of such services by Grant Thornton or PwC, as applicable, was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 8, 2016, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of April 8, 2016. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 8, 2016. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Common Stock	Common Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Stock	Stock

Levan BFC Stock Partners LP	(1,2,4,13)	-	1,684,571	2.3%	12.3%
Levan Partners LLC	(1,2,4,13)	5,011,048	707,882	7.8%	5.2%
Alan B. Levan	(1,2,4,5,6,7,8,13)	7,788,387	12,749,978	19.7%	92.9%
John E. Abdo	(1,2,4,6,13)	3,503,026	5,488,224	9.7%	40.0%
Seth M. Wise	(1,2,8,9,13)	556,337	1,107,217	1.2%	8.1%
Jarett S. Levan	(1,2,7,8,13)	385,796	1,108,815	1.0%	8.1%
Raymond S. Lopez	(1,2,12)	-	39,000	0.0%	*
John K. Grelle	(2,13)	132,595	-	*	0.0%
Darwin Dornbush	(2,13)	50,087	-	*	0.0%
Oscar Holzmann	(1,2,3,13)	164,361	20,290	*	*
Alan J. Levy	(2,13)	51,783	-	*	0.0%
Joel Levy	(2,13)	61,558	-	*	0.0%
William Nicholson	(2,13)	60,173	-	*	0.0%
Neil Sterling	(2,13)	-	-	*	0.0%
Dr. Herbert A. Wertheim	(1,10,13)	3,968,157	416,448	6.0%	3.0%
Howard Dvorkin	(11,13)	3,695,245	-	5.1%	0.0%
Trishield Capital Management, LLC	(12,13)	3,821,100	-	5.3%	0.0%

All directors and executive officers of the Company
as of April 8, 2016, as a group (10 persons)	(1,2,3,4,5,6,7,8,9,13)	4,833,121	7,763,546	12.3%	56.6%

* Less than one percent of class.

(1)	Subject to certain exceptions in the case of shares of the Company’s Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise as described below, unrestricted shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the beneficial owner’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days after April 8, 2016 into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner. The Class B share holdings of Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez include 1,551,067 shares, 1,551,068 shares, 775,534 shares, 775,534 shares and 39,000 shares, respectively, which are restricted shares that cannot be converted into shares of Class A Common Stock within 60 days after April 8, 2016 but over which the applicable individual has voting power.

(2)	Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

(3)	Includes 151,223 shares of Class A Common Stock that may be acquired by Mr. Holzmann within 60 days after April 8, 2016 pursuant to the exercise of stock options.

(4)	The Company may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 76% of the total voting power of the Company.

(5)	Mr. Alan Levan’s beneficial holdings include the 5,011,048 shares of Class A Common Stock and 707,882 shares of Class B Common Stock owned by Levan Partners LLC and the 1,684,571 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Levan’s beneficial holdings also include 1,270,294 shares of Class A Common Stock and 133,314 shares of Class B Common Stock owned directly by Florida Partners Corporation, 11,440 shares of Class A Common Stock and 1,200 shares of Class B Common Stock held of record by his wife and 36,711 shares of Class A Common Stock held through trusts for the benefit of his children. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(6)	Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has agreed to vote the shares of Class B Common Stock that he owns in the same manner as Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, as Mr. Jarett Levan) votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan (or upon Mr. Alan Levan’s death, unless previously revoked, Mr. Jarett Levan) prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(8)	Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise have also agreed to vote, or cause to be voted, their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(9)	Mr. Wise’s holdings of Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(10)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(11)	Based on the Schedule 13G filed with the SEC on February 12, 2013, Mr. Dvorkin may be deemed to beneficially own the shares through two companies: YMF, Ltd., a Cayman Islands company that owns 3,689,845 shares of Class A Common Stock, and PITA Ltd., a Cayman Islands company that owns 5,400 shares of Class A Common Stock and 25,000 shares of Class B Common Stock. Mr. Dvorkin disclosed in the Schedule 13G that he is the managing director and sole officer of both companies and that he has sole voting and dispositive power over all of the shares of Class A Common Stock and Class B Common Stock owned by the companies. Mr. Dvorkin’s mailing address, as disclosed in the Schedule 13G, is 7809 Galleon Court, Parkland, Florida 33067.

(12)	Based on the Schedule 13G filed with the SEC on February 16, 2016, Trishield Capital Management LLC and its affiliates have shared voting and dispositive power over all 3,821,100 shares of Class A Common Stock. The address of Trishield Capital Management LLC and its affiliates, as disclosed in the Schedule 13G, is 540 Madison Avenue, 14th Floor, New York, New York 10022.

(13)	Pursuant to the Instructions to Item 403 of Regulation S-K, the total number of outstanding shares of Class A Common Stock for purposes of calculating the percentage beneficial ownership interest of each person or group does not include 2,281,300 shares of Class A Common Stock, which represents approximately 3% of the total number of outstanding shares of such stock, underlying unvested restricted stock awards as to which the Company’s Compensation Committee has sole voting power and the award recipients do not have voting or investment power.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 23, 2016

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2015 are available at www.edocumentview.com/BFC_MTG.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 11, 2015, the Audit Committee of the Board of Directors approved the engagement of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The Company formally engaged Grant Thornton pursuant to an engagement letter dated August 17, 2015. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

On August 11, 2015, the Company, upon the approval of its Audit Committee and in connection with the approved engagement of Grant Thornton, dismissed PwC as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2014 and 2013 and the interim period from January 1, 2015 through August 11, 2015: (i) the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K; however, in March 2015, PwC advised the Company that it would rely on management’s representations but would not and did not rely on the representations of the Company’s Chief Executive Officer.

During the years ended December 31, 2014 and 2013 and the interim period from January 1, 2015 through August 11, 2015, the Company did not consult with Grant Thornton regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures. Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2017 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between January 23, 2017 and February 22, 2017 or (ii) if the Company’s 2017 Annual Meeting of Shareholders is held more than 30 days before or after May 23, 2017, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2017 Annual Meeting of Shareholders.

Shareholder Proposals for the 2017 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2017 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by December 29, 2016.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS Jarett S. Levan Acting Chairman and Chief Executive Officer

April 28, 2016

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

Mail

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY CARD | **BFC FINANCIAL CORPORATION** | **PROXY CARD**

CLASS A COMMON STOCK

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

____
Signature and Title, if applicable

____
Signature (if held jointly)

____
Date

GSC_27768_040616A

	YES	NO
I plan to attend the Annual Meeting.	☐	☐

BFC FINANCIAL CORPORATION

Form of Proxy

Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BFC FINANCIAL CORPORATION

MAY 23, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Seth M. Wise and Raymond S. Lopez, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned as of the close of business on April 8, 2016 at the Annual Meeting of Shareholders to be held on May 23, 2016 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 23, 2016.
The Proxy Statement and Annual Report for this meeting are available at:
https://www.proxy-direct.com/bfc-27768

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE: ■

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1.	Election of nine directors, each for a term expiring at the Company's 2017 Annual Meeting of Shareholders. 01. Jarett S. Levan 02. John E. Abdo 03. Darwin Dornbush 04. Oscar Holzmann 05. Alan J. Levy 06 Joel Levy 07. William Nicholson 08. Neil Sterling 09 Seth M. Wise **INSTRUCTIONS:** To withhold authority to vote for any individual director nominee(s), mark the "FOR ALL EXCEPT" box and write the name of the nominee(s) on the following line. ____	☐	☐	☐
		FOR	**AGAINST**	**ABSTAIN**
2.	Non-binding advisory vote to approve Named Executive Officer compensation.	☐	☐	☐
3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.			

____

____

____

GSC_27768_040616A

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

                            FOR ALL NOMINEES   WITHHOLD AUTHORITY     FOR ALL EXCEPT                   an amendment of the Company’s 2014 Stock Incentive Plan to increase the number of shares of the Company’s Class B Common Stock available for grant under the plan from 4,500,000 shares to 8,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 5,000,000 shares to 9,000,000 shares.   FOR   AGAINST   ABSTAIN       R NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.                           . Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

  1. Election of nine directors, each for a term expiring at the Company’s 2017 Annual Meeting of Shareholders.   NOMINEES:   Jarett S. Levan John E. Abdo Darwin Dornbush Oscar Holzmann Alan J. Levy Joel Levy William Nicholson Neil Sterling Seth M. Wise   [ ] FOR ALL NOMINEES   [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES   [ ] FOR ALL EXCEPT (See instructions below)   INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.   ____________________________ ____________________________       2. Non-binding advisory vote to approve Named Executive Officer compensation.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN   3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.   Please mark box if you plan to attend this meeting. [ ]                   To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

Mail

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

Please detach at perforation before mailing.

PROXY CARD | **BFC FINANCIAL CORPORATION** | **PROXY CARD**

CLASS B COMMON STOCK

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

____
Signature and Title, if applicable

____
Signature (if held jointly)

____
Date

GSC_27768_040616B

	YES	NO
I plan to attend the Annual Meeting.	☐	☐

BFC FINANCIAL CORPORATION

Form of Proxy

Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BFC FINANCIAL CORPORATION

MAY 23, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Seth M. Wise, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned as of the close of business on April 8, 2016 at the Annual Meeting of Shareholders to be held on May 23, 2016 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on May 23, 2016.
The Proxy Statement and Annual Report for this meeting are available at:
https://www.proxy-direct.com/bfc-27768

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE: ■

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. Election of nine directors, each for a term expiring at the Company's 2017 Annual Meeting of Shareholders. 01. Jarett S. Levan 02. John E. Abdo 03. Darwin Dornbush 04. Oscar Holzmann 05. Alan J. Levy 06 Joel Levy 07. William Nicholson 08. Neil Sterling 09 Seth M. Wise	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual director nominee(s), mark the "FOR ALL EXCEPT" box and write the name of the nominee(s) on the following line.

____

____
____
____

GSC_27768_040616B

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

                          FOR ALL NOMINEES   WITHHOLD AUTHORITY     FOR ALL EXCEPT                   an amendment of the Company’s 2014 Stock Incentive Plan to increase the number of shares of the Company’s Class B Common Stock available for grant under the plan from 4,500,000 shares to 8,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 5,000,000 shares to 9,000,000 shares. (A vote in favor of approval of the amendment by a holder of the Company’s Class B Common Stock will be deemed to constitute a vote in favor of the amendment and the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the plan as a result of the amendment.)   FOR   AGAINST   ABSTAIN       R NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.                           . Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

  1. Election of nine directors, each for a term expiring at the Company’s 2017 Annual Meeting of Shareholders.   NOMINEES:   Jarett S. Levan John E. Abdo Darwin Dornbush Oscar Holzmann Alan J. Levy Joel Levy William Nicholson Neil Sterling Seth M. Wise   [ ] FOR ALL NOMINEES   [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES   [ ] FOR ALL EXCEPT (See instructions below)   INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.   ____________________________ ____________________________       2. Non-binding advisory vote to approve Named Executive Officer compensation.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN   3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.   Please mark box if you plan to attend this meeting. [ ]                   To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.